AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 1998
                                                         REGISTRATION NO. ______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                         RAYMOND JAMES FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

       FLORIDA                                          59-1517485
       -------                                          ----------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              880 CARILLON PARKWAY
                         ST. PETERSBURG, FLORIDA 33716
                    (Address of Principal Executive Offices)

                       1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               MARY JEAN KISSNER
                         RAYMOND JAMES FINANCIAL, INC.
                              880 CARILLON PARKWAY
                         ST. PETERSBURG, FLORIDA 33567
                                  813/573-3800
           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                         ------------------------------

                                    COPY TO:
                           WILLIAM J. SCHIFINO, ESQ.
                           SCHIFINO & FLEISCHER, P.A.
                                   SUITE 2700
                             ONE TAMPA CITY CENTER
                              TAMPA, FLORIDA 33602

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                         PROPOSED                PROPOSED
                                                          MAXIMUM                 MAXIMUM
                                 AMOUNT                  OFFERING                AGGREGATE                 AMOUNT
       TITLE OF                   TO BE                    PRICE                 OFFERING              OF REGISTRATION
     SECURITIES TO            REGISTERED(1)            PER SHARE(2)                PRICE                   FEE (2)
     BE REGISTERED
----------------------------------------------------------------------------------------------------------------------
COMMON STOCK,                1,500,000 SHS.              $23.1875               $34,781,250                $10,261
$.01 PAR VALUE
======================================================================================================================

                         ------------------------------
(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration as provided by the Plan.
(2) Based on the closing price of the Company's shares on the New York Stock Exchange on December 8, 1998.

                                     PART I

         The purpose of this registration statement is to register under the Securities Act of 1933, as amended, 1,500,000 shares of the Registrant's Common Stock, which shares are included in the Registrant's 1998 Employee Stock Purchase Plan (the "Plan"). The Plan will be presented to shareholders for approval at the 1999 annual meeting of shareholders scheduled to be held in February 1999.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         By this reference, the following documents filed or to be filed by Raymond James Financial, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated into and made a part of this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended September 26, 1997 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

        b(1) Quarterly Reports on Form 10-Q for the quarters ended December 26, 1997, March 27, 1998 and June 26, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

        b(2) Proxy Statement dated December 17, 1997 filed in connection with the Company's Annual Meeting of Shareholders held February 12, 1998.

        b(3) All documents filed by the Company with the Commission subsequent to the date of this Registration Statement under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into and made a part of this Registration Statement from the date of filing of such documents with the Commission.

         (c) The Company's Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of Common Stock, $.01 par value. The holders of the shares of Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled or permitted to vote. Such holders may not cumulate votes in the election of directors. The holders of Common Stock are entitled to receive such dividends as may lawfully be declared by the Board of Directors out of funds legally available therefor and to share pro rata in any other distribution to the holders of Common Stock. The holders of Common Stock are entitled to share ratably in the assets of the Company remaining after the payment of liabilities in the event of any liquidation, dissolution or winding up of the affairs of the Company. There are no preemptive rights, conversion rights, redemption or sinking fund provisions or fixed dividend rights with respect to Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable, and the shares of Common Stock to be issued in this offering, upon payment therefor, will be fully paid and non-assessable.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock issuable under the Company's 1998 Employee Stock Purchase Plan will be passed upon for the Company by Schifino & Fleischer, P.A., Tampa, Florida.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has authority under applicable provisions of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided under such Act. The Company's Bylaws provide indemnification provisions for the benefit of the Company's directors and officers as follows:

         "Each director and officer of the Corporation, whether or not then in office, shall be indemnified by the Corporation against all costs and expenses reasonably incurred or imposed upon him in connection with or arising out of any claim, demand, action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director or officer of the Corporation (said expenses to include attorney's fees and the costs of reasonable settlements made with a view to curtailment of costs of litigations), except in relation to matters as to which he finally shall be adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such director or officer. Such right of indemnification shall not be exclusive of any other rights to which he may be entitled as matter of law; and the foregoing rights of indemnification shall inure to the benefit of the heirs, executors and the administrators of any such director or officer."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibit numbers on the following list correspond to the numbers in the exhibit table required pursuant to Item 601 of Regulation SK:

Exhibit
Number                     Description
-------                    -----------
5.0               Opinion of Schifino & Fleischer, P. A. as to the legality of the securities being registered

10.1              Copy of 1998 Employee Stock Purchase Plan

24.1              Consent of Schifino & Fleischer, P.A.  See Exhibit 5

24.2              Consent of PricewaterhouseCoopers LLP.

ITEM 9.  UNDERTAKINGS.

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of St. Petersburg and State of Florida, on the 19th day of November, 1998.


                                RAYMOND JAMES FINANCIAL, INC.


                                By:  /s/  Thomas A. James
                                     ----------------------------------------
                                     Thomas A. James, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                         Title                               Date
          ---------                                         -----                               ----
/s/ Thomas A. James                                Chief Executive Officer                November 19, 1998
----------------------------------------                and Director
Thomas A. James


/s/ Jeffrey P. Julien                              Chief Financial Officer                November 19, 1998
----------------------------------------
Jeffrey P. Julien


/s/ Jennifer Ackart                               Chief Accounting Officer                November 19, 1998
----------------------------------------
Jennifer Ackart


/s/ Angela M. Biever                                      Director                        November 19, 1998
----------------------------------------
Angela M. Biever


/s/ Jonathan A. Bulkley                                   Director                        November 19, 1998
----------------------------------------
Jonathan A. Bulkley


/s/ Elaine Chao
----------------------------------------                  Director                        November 19, 1998
Elaine Chao


/s/ Thomas S. Franke                                      Director                        November 19, 1998
----------------------------------------
Thomas S. Franke


/s/ Francis S. Godbold                                    Director                        November 19, 1998
----------------------------------------
Francis S. Godbold


/s/ M. Anthony Greene                                     Director                        November 19, 1998
----------------------------------------
M. Anthony Greene


/s/ Harvard H. Hill, Jr.                                  Director                        November 19, 1998
----------------------------------------
Harvard H. Hill, Jr.

/s/ Huntington A. James                                   Director                        November 19, 1998
----------------------------------------
Huntington A. James


/s/ Paul W. Marshall                                      Director                        November 19, 1998
----------------------------------------
Paul W. Marshall


/s/ J. Stephen Putnam                                     Director                        November 19, 1998
----------------------------------------
J. Stephen Putnam


/s/ Robert F. Shuck                                       Director                        November 19, 1998
----------------------------------------
Robert F. Shuck


/s/ Dennis W. Zank                                        Director                        November 19, 1998
----------------------------------------
Dennis W. Zank